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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 21, 2002

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31315 (Commission File Number)	02-0556934 (IRS Employer Identification No.)
9110 East Nichols Avenue, Suite 200, Centennial, CO (Address of Principal Executive Offices)		80112 (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On October 21, 2002, the Registrant's board of directors declared a cash dividend in the amount of $0.15 per share of Class A and Class B common stock, payable on December 13, 2002 to the Class A and Class B common stockholders of record on November 26, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: October 23, 2002	By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES